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                                                                     Exhibit 5.3

                   [Letterhead of Richards, Layton & Finger]


                               December 16, 1996



Mellon Capital II and Mellon Capital III
c/o Mellon Bank Corporation
One Mellon Bank Center
500 Grant Street
Pittsburgh, Pennsylvania 15258

     Re:  Mellon Capital II and Mellon Capital III
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Ladies and Gentlemen:

     We have acted as special Delaware counsel for Mellon Bank Corporation, a Pennsylvania corporation ("Mellon"), and Mellon Capital II and Mellon Capital III, each of which is a Delaware business trust (each, a "Trust" and, together, the "Trusts"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

     (a) The Certificate of Trust of each Trust, each dated as of December 3, 1996 (the "Certificates"), each as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 3, 1996;
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Mellon Capital II and Mellon Capital III
December 16, 1996
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     (b) The Trust Agreements, each dated as of December 3, 1996, with respect to each Trust, each between Mellon and Chase Manhattan Bank Delaware, a Delaware banking corporation, as Trustee of each Trust;

     (c) The Registration Statement (the "Registration Statement") on Form S-3, including a preliminary prospectus (the "Prospectus"), relating to the Capital Securities of a Trust, representing preferred undivided beneficial interests in the assets of such Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"), as filed by Mellon and the Trusts with the Securities and Exchange Commission on December 16, 1996;

     (d) A form of Amended and Restated Trust Agreement, to be entered into among Mellon, The Chase Manhattan Bank, as Property Trustee, the Trustee, the other trustees of each Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of each Trust (the "Trust Agreement" of the applicable Trust), filed as an exhibit to the Registration Statement; and

     (e) A Certificate of Good Standing for each Trust, each dated December 16, 1996, obtained from the Secretary of State.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that each Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust governed thereby, and that each Trust Agreement and
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Mellon Capital II and Mellon Capital III
December 16, 1996
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Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us,
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by a Trust (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Trust Agreement of such Trust and the Registration Statement, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the applicable Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder, which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. Each Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C.
(s) 3801, et seq.
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     2.  The Preferred Securities to be issued to the Preferred Security Holders have been duly authorized by the Trust Agreement and will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

     3. The Preferred Security Holders, as beneficial owners of a Trust, will be entitled to the same limitation of personal liability extended to stockholders of
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Mellon Capital II and Mellon Capital III
December 16, 1996
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private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated, pursuant to the applicable Trust Agreement, to (i) provide indemnity and security in connection with requests or directions to the Property Trustee under such Trust Agreement to exercise its rights and remedies under such Trust Agreement, (ii) provide indemnity and security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and the issuance of replacement Preferred Certificates, and (iii) undertake as a party litigant to pay costs in any suit for the enforcement of any right or remedy under such Trust Agreement or against the Property Trustee under such Trust Agreement, to the extent provided in such Trust Agreement.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of Securities" in the Prospectus. In giving the foregoing consents, we do not hereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                            Very truly yours,